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Exhibit 99.4

        WASHINGTON PRIME GROUP, L.P.

Exchange Offer for
$250,000,000 aggregate principal amount of 3.850% Senior Notes due 2020
(CUSIP Nos. 939648 AA9 and U93893 AA0)
for
$250,000,000 aggregate principal amount of 3.850% Senior Notes due 2020
(CUSIP No. 939648 AB7)
that have been registered under the Securities Act
pursuant to the Prospectus, dated                                    , 2015

            , 2015

To Our Clients:

        Enclosed for your consideration is a prospectus dated                                    , 2015 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Washington Prime Group, L.P., an Indiana limited partnership (the "Issuer"), to exchange its 3.850% Senior Notes due 2020 which have been registered under the Securities Act of 1933, as amended, for its outstanding 3.850% Senior Notes due 2020 (the "Outstanding Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement dated as of March 24, 2015, by and among the Issuer and the several initial purchasers named therein.

        This material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A TENDER OF SUCH OUTSTANDING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                                    , 2015 unless extended by the Issuer. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Outstanding Notes.

  2.
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

  3.
  Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

  4.
  The Exchange Offer expires at 5:00 p.m., New York City time, on                                    , 2015 unless extended by the Issuer.

        If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.

  INSTRUCTIONS WITH RESPECT TO
  THE EXCHANGE OFFER

          The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Washington Prime Group L.P. with respect to its Outstanding Notes.

          This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  ☐     Please tender the Outstanding Notes held by you for my account as indicated below:

  Aggregate Principal Amount
  at Maturity of Outstanding Notes

3.850% Senior Notes due 2020: $

  ☐     Please do not tender any Outstanding Notes held by you for my account.

Dated: , 2015

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification of Social Security Number (s)):

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Outstanding Notes held by us for your account.

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  Exhibit 99.4
Exchange Offer for $250,000,000 aggregate principal amount of 3.850% Senior Notes due 2020 (CUSIP Nos. 939648 AA9 and U93893 AA0) for $250,000,000 aggregate principal amount of 3.850% Senior Notes due 2020 (CUSIP No. 939648 AB7) that have been registered under the Securities Act pursuant to the Prospectus, dated , 2015